Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2009 and Guidance for Fiscal Year 2010

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2009	Six Months Ended August 31, 2009

Net Sales	$95,157,192	$190,649,193

Cost of Sales	64,543,362	130,347,113

Selling, General and Administrative	11,389,428	23,513,977
Interest Expense	1,731,006	3,417,563
Net (Gain) Loss on Sale of Property, Plant and Equipment, and Insurance Proceeds	(65,452)	(70,483)
Other (Income) Expense, Net	(300,687)	(381,331)
	77,297,657	156,825,839

Income Before Income Taxes	17,859,535	33,823,354
Income Tax Expense	6,740,635	12,804,294

Net Income	$11,118,900	$21,019,060

Income Per Share:
Basic	$.91	$1.72
Diluted	$.89	$1.69

EX 99.2 -Page 1

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended August 31, 2009

Current assets:
Cash and cash equivalents	$71,952,401
Accounts receivable	62,836,667
Allowance for doubtful accounts	(851,000)
Inventories	46,503,924
Costs and estimated earnings in excess of billings on uncompleted contracts	10,756,841
Deferred income taxes	4,196,228
Prepaid expenses and other	2,897,231
Total current assets	198,292,292

Net property, plant, and equipment	91,110,884

Goodwill, less accumulated amortization	69,037,137

Intangibles and Other Assets	18,701,770

$377,142,083

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$15,799,203
Accrued liabilities	38,160,762
Total current liabilities	53,959,965

Long-term debt due after one year	100,000,000

Deferred income taxes	10,618,675

Shareholders’ equity	212,563,443

$377,142,083

EX 99.2 -Page 2

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended August 31, 2009

Net cash provide by operating activities	$36,900,503

Net cash used in investing activities	(14,312,018)

Net cash provided by (used in) financing activities	1,809,035

Net (decrease) increase in cash and cash equivalents	24,394,690

Effect of exchange rate changes on cash	(2,830)

Cash and cash equivalents at beginning of period	47,557,711

Cash and cash equivalents at end of period	$71,952,401

EX 99.2 -Page 3

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2009	Six Months Ended August 31, 2009
Net sales:
Electrical and Industrial Products	$55,568	$110,954
Galvanizing Services	39,589	79,695
	95,157	190,649

Segment operating income (a):
Electrical and Industrial Products	12,094	22,606
Galvanizing Services	12,303	25,096
	24,397	47,702

General corporate expenses (b)	4,818	10,502
Interest expense	1,731	3,418
Other (income) expense, net (c)	(11)	(41)
	6,538	13,879

Income Before Taxes	$17,859	$33,823

Total assets:
Electrical and Industrial Products	$155,532	$155,532
Galvanizing Services	141,017	141,017
Corporate	80,593	80,593
	$377,142	$377,142

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

EX 99.2 -Page 4

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$110,954	$215,000 to $220,000
Galvanizing Services	$79,695	$155,000 to $160,000
Total Sales	$190,649	$370,000 to $380,000

Diluted earnings per share	$1.69	$3.00 to $3.10

Net Sales by Market Segment:
Power Generation		18%
Transmission and Distribution		37%
Industrial		45%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		22%
Transmission and Distribution		49%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		28%
OEM’s		16%
Industrial		27%
Bridge and Highway		9%
Petro Chemical		20%

Operating Margins:
Electrical and Industrial Products	20.4%	18% to 19%
Galvanizing Services	31.5%	29% to 30%

Cash Provided By (Used In)Operations	$36,901	$75,000
Capital Expenditures	$7,546	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$8,444	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	58%	58%
Galvanizing Services	42%	42%

EX 99.2 -Page 5

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/09	$174,831
Bookings		70,719
Shipments		95,492
Backlog	5/31/09	$150,058
Book to Ship Ratio		.74
Bookings		84,488
Shipments		95,157
Backlog	8/31/09	$139,389
Book to Ship Ratio		.89

EX 99.2 -Page 6